Section 1350 Certifications
CERTIFICATE OF CHIEF FINANCIAL OFFICER AND
CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Zhiying Zhao, President, Secretary, Treasurer and Director of The Medical Exchange Inc. (who also performs as the Principal Executive Officer and Princiapl Financial Officer) certify that the Quarterly Report on Form 10-QSB (the "Report") for the quarter ended December 31, 2005, filed with the Securities and Exchange Commission on the date hereof:

(i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(ii) the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of The Medical Exchange Inc.

Date: February 10, 2006	By:	/s/ Zhiying Zhao
Zhiying Zhao
President, Secretary Treasurer and a member
of the Board of Directors (who also performs
as the Principal Executive Offier , Principal
Financial officer and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to The Medical Exchange Inc. and will be retained by The Medical Exchange Inc.. and furnished to the Securities and Exchange Commission or its staff upon request.